UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 December 14, 2021

ENERTOPIA CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#18, 1873 Spall Road, Kelowna, BC	V1Y 4R2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                 250-870-2219

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENRT	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On December 14, 2021, Enertopia Corp. ("we", "us", "our, the "Company") extended the expiration date of its outstanding 1,500,000 warrants at an exercise price of $0.09 per warrant (the "Warrants") from January 14, 2022 to May 14, 2022.

The Warrants to purchase up to an aggregate of 1,500,000 shares of the Company's common stock, par value $0.001, were originally issued in our non-brokered private placement that closed on January 14, 2021.

The Warrants and shares of common stock issuable upon exercise of the Warrants are registered on Form S-1, as amended, previously filed with and declared effective by the Securities and Exchange Commission.  When required, the Company will amend or supplement the prospectus to reflect this expiration date extension for the Warrants, which will be filed with the SEC and mailed to the holders of records of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

December 16, 2021